Exhibit 99.1

iBio Reports Fiscal Year 2026 Financial Results and Provides Corporate Update

SAN DIEGO, August 28, 2026 (GLOBE NEWSWIRE) -- iBio, Inc. (NASDAQ: IBIO), a clinical-stage biotechnology company developing long-acting antibody therapeutics for obesity, cardiometabolic and cardiopulmonary diseases, today announced its financial results for the fiscal year ended June 30, 2026, and provided a corporate update on its progress.

“Fiscal year 2026 was a transformative year for iBio, most importantly marked by our transition to a clinical-stage company with the initiation of the Phase 1 clinical trial of IBIO-600, a potentially best-in-class, long-acting anti-myostatin monoclonal antibody designed to preserve muscle and improve body composition,” said Martin Brenner, Ph.D., DVM, Chief Executive Officer and Chief Scientific Officer of iBio. “Additional highlights came from our IBIO-610 program, where we presented preclinical data supporting its potential for fat-selective weight loss, complementing with current GLP-1 therapies by increasing fat loss while preserving lean mass, and to reduce weight regain following GLP-1 discontinuation. We are excited to build on this progress as we continue advancing our pipeline and working toward our mission of delivering transformative treatments to patients.”

Progress on Obesity and Cardiometabolic Pipeline

●	Advanced IBIO-610, iBio’s long-acting Activin E antibody, into IND-enabling studies. In obese non-human primates, a single dose produced near-complete suppression of active Activin E for up to eight weeks and demonstrated a prolonged pharmacokinetic profile supporting the potential for infrequent dosing. Additional preclinical studies in rodents demonstrated fat-selective weight loss, additive weight loss and enhanced body-composition effects in combination with semaglutide, and prevention of weight regain following GLP-1 discontinuation. These data support IBIO-610’s potential as a differentiated treatment for obesity and related cardiometabolic diseases.
●	Advanced IBIO-600, iBio’s long-acting myostatin antibody, through the single ascending dose portion of its first-in-human Phase 1 clinical trial, dosing 31 of the 32 planned participants across all four planned cohorts with no safety findings identified that precluded dose escalation. IBIO-600 is being developed to preserve muscle and improve body composition, including as a potential complement to GLP-1-based therapies. iBio is now preparing to advance IBIO-600 into the multiple ascending dose escalation portion of the clinical trial.
●	Advanced IBIO-800, iBio’s myostatin × Activin A bispecific antibody, into IND-enabling development following selection of a development candidate. iBio initiated CMC and IND-enabling nonclinical development and presented preclinical data supporting its potential to preserve and increase muscle and address cardiopulmonary disease, with an initial focus on pulmonary hypertension associated with heart failure with preserved ejection fraction (PH-HFpEF).

●	In-licensed all rights to AstralBio’s amylin receptor antibody program that includes a portfolio of next-generation antibody agonists designed to achieve differentiated receptor pharmacology. The program includes selective AMY1 and AMY3 receptor agonists, selective amylin receptor agonists targeting both AMY1 and AMY3, and dual amylin and calcitonin receptor agonists. Candidates are advancing through preclinical characterization to identify the pharmacologic profiles best suited to the treatment of obesity and metabolic disease.

Corporate Developments

Financing and Capital Resources

●	Closed a public offering in August 2025 for total potential gross proceeds of up to $100 million (assuming the exercise of all of the warrants sold in the offering in full for cash), led by Balyasny Asset Management with participation from Cormorant Asset Management, Adage Capital Partners, Ally Bridge Group, Marshall Wace, Coastlands Capital, SilverArc Capital Management, Vestal Point Capital, and Ausangate Capital.
●	Closed a $26 million private placement in January 2026 with healthcare-focused institutional investors led by Frazier Life Sciences, along with participation from other existing investors.
●	Entered into an Open Market Sale AgreementSM™ with Jefferies LLC providing for the sale, from time to time, of up to $100 million of shares of iBio common stock.

Leadership Updates

●	Strengthened the Board with the appointment of Elizabeth Stoner, M.D., who brings deep biotechnology industry experience and expertise in capital markets and clinical-stage drug development.
●	Appointed Molly Carr, M.D. as iBio’s Chief Medical Officer, bringing more than 30 years of clinical, academic and biopharmaceutical experience in endocrinology and metabolic diseases to lead iBio’s global clinical strategy, medical affairs and regulatory initiatives.

“In this last fiscal year, we paired significant scientific progress with disciplined financial execution, substantially strengthening iBio’s balance sheet as we advance our pipeline toward and into clinical development,” said Felipe Druan, Chief Financial Officer. “Our successful financings, which extended our cash runway into fiscal year 2028, together with the addition of highly experienced leaders to our Board and management team, provide a strong foundation to execute on our clinical programs and translate continued scientific progress into meaningful value for patients and shareholders.”

Financial Results:

Revenues for the fiscal year ended June 30, 2026, were approximately $0.1 million, a decrease of $0.3 million over the $0.4 million in revenue for the fiscal year 2025.

Research and Development (“R&D”) expenses for the fiscal year ended June 30, 2026, and June 30, 2025, were approximately $19.6 million and $8.3 million, respectively, an increase of approximately $11.3 million. The increase in R&D expenses is mainly due to increased spending of approximately $8.4 million on consultants and outside services supporting our R&D efforts, including NHP studies and CMC activities, for iBio’s IBIO-610 and IBIO-600 programs and other preclinical pipeline assets, and a $2.5 million development milestone.

General and Administrative expenses for the fiscal year ended June 30, 2026, and June 30, 2025, were approximately $10.6 million and $10.7 million, respectively, a decrease of approximately $0.1 million.

Impairment of Indefinite-Lived Intangible Assets for the fiscal year ended June 30, 2026, was approximately $5.0 million and was attributable to the impairment of our indefinite-lived intangible asset, IBIO-101. No impairments of indefinite-lived intangible assets were recorded for the fiscal year ended June 30, 2025.

iBio held cash and cash equivalents and investments in debt securities of approximately $88.0 million as of June 30, 2026.

About iBio, Inc.

iBio (Nasdaq: IBIO) is a clinical-stage biotechnology developing long-acting antibody therapeutics for obesity, cardiometabolic and cardiopulmonary diseases, cancer, and other hard-to-treat diseases. Combining advanced antibody engineering with AI-driven discovery, iBio is advancing a differentiated pipeline designed to deliver sustained therapeutic effects and address significant unmet medical needs. iBio’s mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine.

For more information, visit www.ibioinc.com or follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding IBIO-600 potentially being a best-in-class, long-acting anti-myostatin monoclonal antibody to preserve muscle and improve body composition; IBIO-610’s potential for fat-selective weight loss, complementing GLP-1 therapy by increasing fat loss while preserving lean mass, and reducing weight regain following GLP-1 discontinuation; iBio continuing to advance its pipeline and working toward its mission of delivering transformative treatments to patients; the potential for infrequent dosing of IBIO-610, iBio’s long-acting Activin E antibody; preclinical studies of IBIO-610 supporting its potential as a differentiated treatment for obesity and related cardiometabolic diseases; the four planned cohorts of the IBIO-600 Phase 1 clinical trial; the potential to move IBIO-600 into multiple ascending dose portion of the clinical trial; the potential of IBIO-600 to preserve muscle and improve body composition, including as a potential complement to GLP-1-based therapies; the potential of IBIO-800 to preserve and increase muscle and address cardiopulmonary disease; the assumed exercise of all of the warrants sold in the August 2025 public offering in full for cash; Dr. Carr leading the company’s global clinical strategy, medical affairs, and regulatory initiatives; the company advancing its obesity and cardiometabolic pipeline toward and into clinical development; the addition of highly experienced leaders to iBio’s Board and management team, together with its successful financings, providing a strong foundation to continue translating scientific progress into meaningful clinical and corporate value; iBio’s differentiated pipeline delivering sustained therapeutic effects and addressing significant unmet medical needs; and iBio’s ability to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine. While iBio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, iBio’s ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to iBio’s ability to promote or commercialize its product candidates for specific indications; acceptance of iBio’s product candidates in the marketplace and the successful development, marketing or sale of products; whether iBio will incur unforeseen expenses or liabilities or other market factors; and the other factors discussed in iBio’s filings with the SEC including its Annual Report on Form 10-K for the year ended June 30, 2026. The information in this release is provided only as of the date of this release, and iBio undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Corporate Contact:
iBio, Inc.
Investor Relations
ir@ibioinc.com

Media Contacts:
Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604

iBio, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In Thousands, except per share amounts)

	Year Ended
	June 30,
	2026	2025
Revenue	$100	$400

Operating expenses:
Research and development	19,643	8,312
General and administrative	10,595	10,690
Impairment of indefinite-lived intangible asset	5,003	—
Total operating expenses	35,241	19,002

Operating loss	(35,141)	(18,602)

Other income (expense):
Interest income	2,150	437
Interest expense	(53)	(212)
Total other income	2,097	225

Net loss before income taxes	(33,044)	(18,377)

Income tax expense	—	—

Net loss	$(33,044)	$(18,377)

Comprehensive loss:
Net loss	$(33,044)	$(18,377)
Other comprehensive loss - unrealized loss on debt securities	(45)	—

Comprehensive loss	$(33,089)	$(18,377)

Loss per common share - basic and diluted	$(0.32)	$(1.75)

Weighted-average common shares outstanding - basic and diluted - see Note 17	104,060	10,499

iBio, Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands, except share and per share amounts)

	June 30, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$56,395	$8,582
Accounts receivable - trade, net of allowance for credit losses of $65 and $0 as of June 30, 2026 and June 30, 2025, respectively	—	—
Investments in debt securities (adjusted cost $31,689 and $0 as of June 30, 2026 and June 30, 2025, respectively - see Note 6)	31,644	—
Subscription receivable	—	105
Promissory note receivable and accrued interest	1,104	—
Prepaid expenses and other current assets	3,078	1,034
Total Current Assets	92,221	9,721

Restricted cash	228	210
Promissory note receivable and accrued interest	—	1,098
Finance lease right-of-use assets, net of accumulated amortization	—	68
Operating lease right-of-use asset, net of accumulated amortization	1,667	2,051
Fixed assets, net of accumulated depreciation	3,086	3,163
Intangible assets, net of accumulated amortization	1,825	6,848
Prepaid expenses - noncurrent	73	—
Security deposits	10	26
Total Assets	$99,110	$23,185

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,423	$2,188
Accrued expenses	5,626	1,345
Finance lease obligations	—	53
Operating lease obligation - current portion	546	490
Equipment financing payable - current portion	—	64
Term promissory note	—	766
Contract liabilities	1,150	1,200
Total Current Liabilities	11,745	6,106

Operating lease obligation - net of current portion	1,652	2,199
Total Liabilities	13,397	8,305

Stockholders’ Equity
Preferred Stock - $0.001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding (see Note 16)	—	—
Common Stock - $0.001 par value; 275,000,000 shares authorized; 55,698,561 and 19,349,201 shares issued and outstanding as of June 30, 2026 and June 30, 2025, respectively	56	19
Additional paid-in capital	450,970	347,085
Accumulated other comprehensive loss	(45)	—
Accumulated deficit	(365,268)	(332,224)
Total Stockholders’ Equity	85,713	14,880
Total Liabilities and Stockholders’ Equity	$99,110	$23,185